UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 18, 2017 (May 23, 2017)

PZENA INVESTMENT MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

320 Park Avenue, New York, New York	10022
(Address of Principal Executive Offices)	Zip Code

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Explanatory Note

This current report on Form 8-K/A (the "Amendment")  is being filed as an amendment to the current report on Form 8-K filed by Pzena Investment Management, Inc. (the "Company") on May 24, 2017 (the "Original 8-K"). The Original 8-K was filed with the Securities and Exchange Commission (the “SEC”) to report the results of the matters submitted to a vote by the Company’s shareholders at the Company’s 2017 Annual Meeting of Shareholders held on May 23, 2017 (the “Annual Meeting”).

The sole purpose of this Form 8-K/A is to disclose the Company’s decision regarding how frequently the Company will conduct a future shareholder advisory, non-binding vote regarding the Company's named executive officer compensation. Except as set forth herein, no other modifications have been made to the Original 8-K. Accordingly, this Amendment should be read in conjunction with the Original Form 8-K.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on, among other matters, an advisory proposal concerning the frequency of future advisory votes on named executive officer compensation. As reported in the Original 8-K, the Company’s shareholders approved, on an advisory basis, “three years” as the frequency for holding an advisory vote on the compensation of the Company’s named executive officers. Consistent with the recommendation of the Board of Directors of the Company as set forth in the Company’s proxy statement filed with the SEC on April 7, 2017 and the vote of the Company’s shareholders on this proposal at the Annual Meeting, the Company intends to hold the advisory vote on the compensation of the Company’s named executive officers every three years. The Company intends to continue holding such votes every year until the next required vote on the frequency of the advisory, non-binding vote on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pzena Investment Management, Inc.

Dated: July 18, 2017	By:	/s/Joan F. Berger
Name: Joan F. Berger
Title: General Counsel